Exhibit 10.3
EXECUTION VERSION
RETENTION AND TRANSITION AGREEMENT
This Retention and Transition Agreement (“Agreement”) is entered into as of March 10, 2026 (“Effective Date”), by and between Bridger Aerospace Group Holdings, Inc., a corporation organized and existing under the laws of the State of Delaware, with its headquarters and principal office located at 90 Aviation Lane, Belgrade, Montana, 59714, referred to in this Agreement as Company, and Eric Gerratt of Meridian, Idaho, referred to in this Agreement as Executive.
AGREEMENT

In consideration of the matters described above, and of the mutual obligations set forth in this Agreement, the parties agree as follows:
1.Prior Agreements. This Agreement is intended to supersede and completely replace all prior written and/or oral employment agreements existing between the parties.
2.Purpose
The Company and Executive acknowledge that Executive currently serves as Chief Financial Officer and that as a result of the Executive’s planned retirement, the Company is undertaking a leadership transition to a new Chief Financial Officer. This Agreement is intended to (i) retain Executive through the successful completion of the CFO transition, (ii) ensure continuity, knowledge transfer, and operational stability, and (iii) provide Executive with certain retention and transition-related benefits in exchange for continued service and cooperation through the Transition Period (as defined below).
3.Transition Period and Duties
(a)Transition Period. The “Transition Period” shall begin on the Effective Date and end on April 3, 2026, in good faith, that the transition to the incoming Chief Financial Officer has been successfully completed (the “Transition Completion Date”).
(b)Transition Services
During the Transition Period, Executive agrees to:
i.Continue to perform assigned CFO duties and responsibilities in a professional and cooperative manner;
ii.Support onboarding, training, and knowledge transfer to the incoming Chief Financial Officer;
iii.Assist with financial, operational, and strategic matters reasonably requested by the Company to ensure a smooth transition; and
Maintain regular availability and responsiveness consistent with Executive’s role.

4.Retention Bonus
(a)Retention Bonus Amount
Subject to Executive’s continued service through the Transition Completion Date and compliance with this Agreement, the Company shall pay Executive a retention bonus in the gross amount of One Hundred Eighty Thousand Dollars ($180,000) (the “Retention Bonus”).
(b)Payment Timing
The Retention Bonus shall be paid in a lump sum within thirty (30) days following the Transition Completion Date, subject to applicable tax withholdings.
(c)Forfeiture
If Executive voluntarily resigns prior to the Transition Completion Date or is terminated for Cause (as defined in the applicable employment agreement or plan), Executive shall forfeit any unpaid Retention Bonus.
5.Equity Vesting
(a)Vesting
Executive currently holds 300,000 unvested restricted stock units (“RSUs”). Effective as of the Transition Completion Date, such RSUs will become non-forfeitable and shall continue to vest in accordance with the following schedule:
•125,000 RSUs on January 24, 2027
•50,000 RSUs on January 24, 2028
•125,000 RSUs on January 24, 2029
(b)Governing Plan
The vesting described above shall be subject to and governed by the terms of the Company’s applicable equity incentive plan and award agreements, except as expressly modified by this Agreement.
6.COBRA Premium Payments
(a)COBRA Coverage
Provided Executive elects to continue healthcare coverage, the Company shall pay Executive’s COBRA premiums (excluding any dependent coverage unless otherwise required by law) for 12 months following the date of termination (the “COBRA Payment Period”).
Tax Treatment

COBRA premium payments shall be structured to comply with applicable law and may be paid directly to the COBRA administrator or reimbursed to Executive, at the Company’s discretion. COBRA payments shall cease earlier upon Executive’s eligibility for comparable group health coverage through another employer.
7.No Other Severance Entitlement
Except as expressly provided in this Agreement, nothing herein shall create any additional severance, bonus, or equity entitlement. This Agreement does not modify any rights or obligations under Executive’s existing employment agreement except as explicitly stated.
8.Confidentiality and Restrictive Covenants
Executive reaffirms all confidentiality, proprietary information, non-competition, non-solicitation, and non-disparagement obligations owed to the Company under any existing agreements, which shall remain in full force and effect.
9.Taxes
Executive shall be solely responsible for all personal tax obligations arising from payments or benefits under this Agreement. The Company may withhold all required taxes.
10.Governing Law
This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to conflict of laws principles.
11.Entire Agreement
This Agreement constitutes the entire agreement between the parties regarding the subject matter hereof and may be amended only by a written agreement signed by both parties.

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first written above.

/s/ Eric Gerratt     03/10/2026
Eric Gerratt    Date

/s/ Sam Davis     03/10/2026
Sam Davis    Date
For: Bridger Aerospace Group Holdings, Inc.